UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 1, 2005

MARKWEST HYDROCARBON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14841	84-1352233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-290-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Acquisition of Assets

On November 1, 2005, MarkWest Energy Partners, L.P. (“MarkWest Energy”), a consolidated subsidiary of MarkWest Hydrocarbon, Inc. (“MarkWest Hydrocarbon”), acquired 100% of the equity interests in Javelina Company, Javelina Pipeline Company and Javelina Land Company, L.L.C. for approximately $355 million, plus $35.9 million for net working capital (the “Javelina Acquisition”).  The acquired companies were owned 40% by a subsidiary of El Paso Corporation, 40% by a subsidiary of Kerr-McGee Corporation and 20% by a subsidiary of Valero Energy Corporation.  The Javelina entities own and operate a natural gas processing facility and pipeline in Corpus Christi, Texas.

The gas processing facility treats and processes off-gas from six local refineries, two of which are owned by Valero, two by Koch Industries, Inc. and two by Citgo Petroleum Corporation.  The facility was constructed in 1989 to process refinery off-gas and recover up to 28,000 barrels per day of natural gas liquids, including hydrogen, olefins (ethylene and propylene), ethane, propane, mixed butane and pentanes.  The facility currently processes approximately 125 to 130 million cubic feet per day (MMcf/d) of inlet gas, but is expected to process up to its capacity of 142 MMcf/d as refinery output continues to grow.

Item 2.03  Creation of a Direct Financial Obligation

The Javelina Acquisition, discussed above in Item 2.01, was funded through an acquisition credit facility provided by RBC Capital Markets and Royal Bank of Canada, consisting of a new $100.0 million revolving credit facility and a $400.0 million term-loan facility.  MarkWest Energy expects to permanently finance the Javelina Acquisition in the first half of 2006 with a combination of long-term debt and equity, with the goal of maintaining a consistent debt to equity capitalization parity.

In November 2005, MarkWest Energy entered into the fourth amended and restated credit agreement (“Partnership Credit Facility”), which provides for a maximum lending limit of $500.0 million for a term of one year.  The credit facility includes a revolving facility of $100.0 million and a $400.0 million term loan.  The credit facility is guaranteed by MarkWest Energy and all of its subsidiaries and is collateralized by substantially all of its assets and those of its subsidiaries.  The borrowings under the credit facility bear interest at a variable interest rate plus basis points that correspond to MarkWest Energy’s Consolidated Senior Debt (as defined in the MarkWest Energy Credit Facility) to Consolidated EBITDA (as defined in the MarkWest Energy Credit Facility), ranging from 1.25% to 2.00%, for Base Rate loans, and 2.25% to 3.00% for Eurodollar Rate loans.  The basis points will increase by 0.25% in May 2006 and August 2006 for a total increase of 0.50%.

Under the provisions of the MarkWest Energy Credit Facility, MarkWest Energy is subject to a number of restrictions on its business, including restrictions on its ability to grant liens on assets; make or own certain investments; enter into any swap contracts other than in the ordinary course of business; merge, consolidate or sell assets; incur indebtedness (other than subordinated indebtedness); make acquisitions; engage in other businesses; enter into capital or operating leases; engage in transactions with affiliates; make distributions on equity interests; declare or make, directly or indirectly any restricted payments.

The MarkWest Energy Credit Facility also contains covenants requiring MarkWest Energy to maintain:

•                  a ratio of not less than 2.0 to 1.0 of consolidated EBITDA to consolidated interest expense for any fiscal quarter-end through and including March 31, 2006 and 3.0 to 1.0 for any fiscal quarter-end thereafter;

•                  a ratio of not more than 7.0 to 1.0 of total consolidated debt to consolidated EBITDA for any fiscal quarter-end through and including March 31, 2006 and 5.0 to 1.0 for any fiscal quarter-end thereafter;

•                  a ratio of not more than 5.0 to 1.0 of Consolidated senior debt to Consolidated EBITDA for any fiscal quarter-end through and including March 31, 2006 and 3.5 to 1.0 for any fiscal quarter-end thereafter; and

•                  a minimum net worth of $200.0 million plus 50% of proceeds from the sale of partnership interests.

These covenants are used to calculate the available borrowing capacity on a quarterly basis.  The calculation takes into consideration the cash flow contribution of any future acquisitions at the time of closing.  MarkWest Energy incurs a commitment fee on the unused portion of the credit facility at 50 basis points based upon the ratio of Consolidated Senior Debt (as defined in the MarkWest Energy Credit Facility) to Consolidated EBITDA (as defined in the MarkWest Energy Credit Facility). The MarkWest Energy Credit Facility matures on October 31, 2006. At that time, the MarkWest Energy Credit Facility terminates and all outstanding amounts thereunder are due and payable.

Text of Agreements.  The full text of Partnership Credit Facility is incorporated by reference as Exhibit 10.4 to this Current Report on Form 8-K to our Current Report on Form 8-K filed November 7, 2005.  The foregoing descriptions are qualified in their entirety by reference to such exhibit.

Item 9.01  Financial Statements And Exhibits

 (a) Financial Statements of Businesses Acquired – Javelina Company audited financial statements

The audited financial statements of Javelina Company for the three years ended December 31, 2004, are below.

Report of Independent Registered Public Accounting Firm

To the Partners of Javelina Company:

In our opinion, the accompanying balance sheets and the related statements of operations, partners’ capital and cash flows present fairly, in all material respects, the financial position of Javelina Company (the Partnership) at December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Houston, Texas

April 15, 2005

Javelina Company

Balance Sheets

December 31, 2004 and 2003

(in thousands of dollars)	2004	2003
Assets
Current assets
Cash and cash equivalents	$20,435	$8,038
Accounts receivable, net
Trade	30,778	10,613
Affiliates	3,281	6,770
Product inventory	941	—
Materials and supplies inventory	1,959	1,885
Prepaid expense	15	15
Total current assets	57,409	27,321

Property, plant and equipment, at cost
Land	4,203	4,203
Liquids extraction plant	199,425	198,316
Accumulated depreciation	(125,347)	(116,655)
Total property, plant and equipment, net	78,281	85,864

Total assets	$135,690	$113,185

Liabilities and Partners’ Capital
Current liabilities
Accounts payable
Trade	$12,681	$7,663
Affiliates	12,563	9,470
Ad valorem taxes payable	1,445	1,491
Accrued expenses	1,257	1,182
Total current liabilities	27,946	19,806

Commitments and contingencies

Partners’ capital	107,744	93,379

Total liabilities and partners’ capital	$135,690	$113,185

The accompanying notes are an integral part of these financial statements.

Javelina Company

Statements of Operations

Years Ended December 31, 2004, 2003 and 2002

(in thousands of dollars)	2004	2003	2002
Operating revenue
Product revenue	$284,049	$181,318	$135,720
Other revenue
Interest income and other	142	105	331
	284,191	181,423	136,051

Operating Expenses
Cost of product	171,913	137,726	86,675
Plant operating expenses	66,792	47,239	38,039
General and administrative	484	327	429
Depreciation	8,692	8,268	8,360
Ad valorem taxes	1,445	1,491	1,511
Bad debt expense	—	—	197
	249,326	195,051	135,211

Net income (loss)	$34,865	$(13,628)	$840

The accompanying notes are an integral part of these financial statements.

Javelina Company

Statements of Partners’ Capital

Years Ended December 31, 2004, 2003 and 2002

(in thousands of dollars)	El Paso Javelina, L.P. (40%)	El Paso Field Operations Company (40%)	K-M Javelina, L.P. (40%)	Valero Javelina, L.P. (20%)	Total	Accumulated Other Comprehensive Income

Balances at January 1, 2002	$44,747	$—	$44,747	$22,375	$111,869	$702

Net income	336	—	336	168	840	—
Distributions	(2,000)	—	(2,000)	(1,000)	(5,000)	—
Other comprehensive income — realized gain on cash flow hedges	(281)	—	(281)	(140)	(702)	(702)

Balances at December 31, 2002	42,802	—	42,802	21,403	107,007	—

Net loss	(9,876)	4,425	(5,451)	(2,726)	(13,628)	—
Sale of interests from El Paso Javelina, L.P. to El Paso Field Operations Company	(32,926)	32,926	—	—	—	—

Balances at December 31, 2003	—	37,351	37,351	18,677	93,379	—

Net income	—	13,946	13,946	6,973	34,865	—
Distributions	—	(8,200)	(8,200)	(4,100)	(20,500)	—

Balances at December 31, 2004	$—	$43,097	$43,097	$21,550	$107,744	$—

The accompanying notes are an integral part of these financial statements.

Javelina Company

Statements of Cash Flows

Years Ended December 31, 2004, 2003 and 2002

(in thousands of dollars)	2004	2003	2002
Cash flows from operating activities
Net income (loss)	$34,865	$(13,628)	$840
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation	8,692	8,268	8,360
Gain from sales of property, plant and equipment	—	—	(2)
Market value adjustment for derivative instruments	—	—	(539)
Changes in operating assets and liabilities
Accounts receivable	(16,676)	(2,105)	(3,148)
Product inventory	(941)	—	3,112
Materials and supplies inventory	(74)	10	38
Accounts payable	8,111	3,802	(2,466)
Ad valorem taxes payable	(46)	(20)	1,511
Accrued expenses	75	(678)	184
Net cash provided by (used in) operating activities	34,006	(4,351)	7,890

Cash flows from investing activities
Purchases of property, plant and equipment	(1,109)	(1,911)	(616)
Proceeds from sale of property, plant and equipment	—	—	2
Net cash used in investing activities	(1,109)	(1,911)	(614)

Cash flows from financing activities
Distributions to partners	(20,500)	—	(5,000)
Net cash used in financing activities	(20,500)	—	(5,000)

Change in cash and cash equivalents	12,397	(6,262)	2,276
Cash and cash equivalents at beginning of year	8,038	14,300	12,024

Cash and cash equivalents at end of year	$20,435	$8,038	$14,300

The accompanying notes are an integral part of these financial statements.

Javelina Company

Notes to Financial Statements

December 31, 2004, 2003 and 2002

1. Organization and Nature of Business

Javelina Company (the Partnership) was organized on November 4, 1988 as a Texas general partnership under a Partnership Agreement with a minimum term of 25 years for the purposes of acquiring, planning, designing, engineering, constructing, owning and operating a refinery off-gas processing plant located in the Corpus Christi, Texas area.  The Partnership is owned 40 percent by El Paso Field Operations Company (El Paso Field, a wholly owned indirect subsidiary of El Paso Corporation); 40 percent by K-M Javelina, L.P. (Kerr-McGee, a wholly owned subsidiary of Kerr-McGee Corporation); and 20 percent by Valero Javelina, L.P. (Valero, a wholly owned subsidiary of Valero Energy Corporation).  El Paso Javelina, L.P. (a wholly owned indirect subsidiary of El Paso Corporation) sold its 40 percent interest in the Partnership to El Paso Field in August 2003.

2. Significant Accounting Policies

Basis of Presentation

The Partnership’s financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures in these financial statements. Actual results can, and often do, differ from the estimates and assumptions used.

Cash and Cash Equivalents

Short-term investments with little risk of changes in value because of changes in interest rates and purchased with original maturity of less than three months are considered to be cash equivalents.

Accounts Receivable

Allowances for doubtful accounts are established using the specific identification method.  Accounts receivable - trade are reported in the balance sheets net of allowance for doubtful accounts of $292,500 as of December 31, 2004 and 2003.  Accounts receivable - trade includes $24,486,000 and $10,064,000 of unbilled receivables as of December 31, 2004 and 2003, all of which were billed after year-end.  Accounts receivable - affiliates includes $3,281,000 and $6,770,000 of unbilled receivables as of December 31, 2004 and 2003, all of which were billed after year-end.

Gas Imbalances

Gas imbalances result from over or under delivery of gas under various processing and sales agreements.  Gas imbalances are settled in the following month with delivery or receipt of makeup gas or by cash in accordance with contractual terms.  Gas imbalances are valued at the Partnership’s current month average purchase cost of gas and may be impacted by changes in natural gas prices.  As of December 31, 2003, accounts receivable - trade included $494,000 of gas imbalances receivable.  As of December 31, 2004, accounts payable - trade included $33,000 of gas imbalances payable.  As of December 31, 2004 and 2003, accounts payable - affiliates included $1,395,000 and $452,000, respectively, of gas imbalances payable.

Inventories

The Partnership accounts for product inventory on a first-in, first-out basis and materials and supplies inventories at average cost.  Both inventories are valued at the lower of average cost or market.

Property, Plant and Equipment

Property, plant and equipment is recorded at cost and includes management fees paid on capital acquisition costs under the operating agreement (see Note 3).  Expenditures that increase the capacity or operating efficiency or extend the useful life of an asset are capitalized.  Depreciation is provided on a straight-line basis over lives ranging from 10 to 23 years.  Assets retired, sold, or disposed are recorded by eliminating the related cost and accumulated depreciation with any resulting gain or loss reflected in income.

Impairment and Disposal of Long-lived Assets

The Partnership evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  If the projected undiscounted future cash flows from the use and eventual disposition of the asset is less than the asset’s carrying amount, the asset is written down to its fair value and an impairment loss is recorded in the statement of operations.

Fair Value of Financial Instruments

The estimated fair values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their carrying amounts due to the short-term maturity of these instruments.

Revenue Recognition

The Partnership recognizes revenue for the sale of products, excluding hydrogen, in the period of delivery.  Under terms of a hydrogen sales contract, as consideration for hydrogen supplied to the customer, the customer is required to deliver natural gas containing 130% of the British Thermal Units contained in the hydrogen supplied to the customer.  Such exchanges of product have been treated as non-monetary exchanges in accordance with Accounting Principles Board (APB) Opinion No. 29, Accounting for Nonmonetary Transactions, and accordingly, no sales or purchases of product are reflected in the statements of operations.  The values of these exchanges were $27.2 million; $19.2 million and $12.1 million for the years ended December 31, 2004, 2003 and 2002, respectively.

Repair and Maintenance Costs

The cost of most planned major repair and maintenance activity is accrued and charged to expense in a systematic and rational manner over the estimated period extending to the next planned major maintenance activity.  Other repair and maintenance costs are charged to expense as incurred.

Federal Income Taxes

Javelina Company is organized as a partnership and is therefore, not subject to taxation for federal or state income tax purposes.  The taxable income or loss resulting from the Partnership’s operations will ultimately be included in the federal and state tax returns of the individual partners.  Accordingly, no provision for income taxes has been recorded in the accompanying financial statements.

Income Allocation and Distributions

Under the terms of the Partnership Agreement, all income, gains, losses, deductions, credits and distributions of excess cash are allocated to the partners based on their ownership interest in the Partnership.  The Management Committee determines distributions.  In 2004 and 2002, the Partnership declared and paid cash distributions of $20.5 million and $5 million, respectively.  No distribution was declared for the year ended December 31, 2003.  In January and February 2005, the Partnership declared and paid cash distributions totaling $11.3 million.

Derivative Instruments and Hedging Activities

In November 2000, as part of its risk management strategy to offset the variability of expected future cash flows as a result of changes in ethylene and natural gas commodity prices, the Partnership entered into derivative contracts expiring in December 2003 to sell ethylene and purchase natural gas.  Effective January 2001, the Partnership accounted for these contracts under Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, that require all derivative instruments be recorded on the balance sheet at their fair values.  Gains and losses related to changes in fair values of derivatives that qualify, are designated, and are effective as cash flow hedges are deferred and recorded as components of other comprehensive income.  Amounts in accumulated other comprehensive income are reclassified into earnings in the same period the hedged transaction affects earnings.  Hedge accounting is discontinued prospectively when a derivative is terminated or no longer effective and related gains and losses are recognized immediately in current-period earnings.  Amounts included in accumulated other comprehensive income at the time the derivative is terminated or no longer effective remain and are reclassified into earnings in the same period the hedged transaction affects earnings.  In September 2001, the ethylene contract became ineffective as a result of credit risk with the counterparty.  Under guidance provided by the Financial Accounting Standards Board’s Derivatives Implementation Group in Issue G-10, hedge accounting was discontinued prospectively.  In addition, no fair value was assigned to the contract and a loss equal to the value of the asset immediately prior to its ineffectiveness was recognized in earnings.  In 2002, both contracts were terminated.  Of the $702,000 included in accumulated other comprehensive income as of December 31, 2001, $163,000, related to changes in fair value, was recognized as a reduction of accumulated other comprehensive income through the date the natural gas contract was terminated, and $539,000 was recognized in earnings in connection with the settlement of the contracts.  The Partnership also recognized an additional $275,000 in earnings in connection with the settlement of the contracts.  Of these amounts recognized in earnings, $736,000 was included in product revenue and $78,000 was included as an offset to cost of product.  There were no material gains or losses associated with hedged transactions in 2003.

3. Transactions With Affiliates

Transactions with partners are governed under the terms and conditions of the Partnership Agreement.

The Partnership has an operating agreement with El Paso Field.  The agreement was transferred from El Paso Javelina, L.P. upon the sale of its 40 percent interest in the Partnership to El Paso Field.  Under the agreement, El Paso Field, acting as project manager, generally pays costs and expenses incurred by the Partnership.  El Paso Field is reimbursed 100 percent for all such costs and expenses and, in addition, receives a management fee equal to 15 percent of qualifying operating expenses and up to 10 percent of plant and equipment expenditures.

Under the terms of processing agreements with Valero Refining Company and Valero Refining and Marketing Company, wholly owned subsidiaries of Valero Energy Corporation, the Partnership pays processing fees equal to 25% of monthly profits derived from products extracted from refinery off gas received, if any, as defined. In addition, gas imbalance settlements are settled in the following month with delivery or receipt of makeup gas or by cash in accordance with contractual terms.

Under the terms of a transportation agreement with Javelina Pipeline Company, a partnership owned by El Paso Field, Kerr McGee and Valero, Javelina Pipeline Company receives, transports and redelivers all or part of the Partnership’s gas for a contractual price.

During 1989, the Partnership entered into a 25-year surface rental agreement with El Paso Merchant Energy-Petroleum Company, a wholly owned indirect subsidiary of El Paso Corporation.  The remaining aggregate minimum lease payments under the long-term operating lease are $77,880 per year for 2005 to 2008 and $81,000 per year thereafter until the agreement ends in December 2013.

The following table summarizes transactions with affiliates related to these agreements and other sales of product or purchases of gas from affiliates as of and for the years ended December 31, 2004, 2003 and 2002.

(in thousands of dollars)	2004	2003	2002
Product revenue:
El Paso Corporation
Sales to El Paso NGL Marketing Company, L.P., a wholly owned indirect subsidiary of El Paso Corporation	$42,494	$41,726	$29,046
Sales to El Paso Merchant Energy - Petroleum Company	—	237	6,891
Valero Energy Corporation
Sales to Valero Refining Company	35,002	25,304	20,492
	$77,496	$67,267	$56,429

Cost of product:
El Paso Corporation
Gas purchases from El Paso Industrial Energy, a wholly owned indirect subsidiary of El Paso Corporation	$65,912	$37,154	$6,542
Valero Energy Corporation
Gas imbalance settlements paid to Valero Refining Company	2,819	4,883	2,416
Gas imbalance settlements paid to (received from) Valero Refining and Marketing Company	8,336	(2,161)	(43)
	$77,067	$39,876	$8,915

	2004	2003	2002

Plant operating expenses:
El Paso Corporation
Management fees paid to El Paso Field on qualifying expenses	$1,347	$1,333	$1,302
Transportation fees paid to Javelina Pipeline Company	1,852	1,672	1,656
Surface rentals paid to El Paso Merchant Energy-Petroleum Company	78	75	84
Valero Energy Corporation
Processing fees paid to Valero Refining Company	1,588	586	316
Processing fees paid to Valero Refining and Marketing Company	3,900	185	164
	$8,765	$3,851	$3,522

Accounts receivable - affiliates:
El Paso Corporation
Accounts receivable due from El Paso NGL Marketing Company, L.P.	$—	$4,308
Valero Energy Corporation
Accounts receivable due from Valero Refining Company	3,281	2,462
	$3,281	$6,770

Property, plant and equipment:
Capitalized management fees paid to El Paso Field on plant and equipment expenditures	$59	$74

Accounts payable - affiliates:
El Paso Corporation
Accounts payable due to El Paso Industrial Energy for gas purchases	$5,394	$4,608
Accounts payable due to El Paso Field for reimbursable items and management fees	4,574	4,155
Accounts payable due to Javelina Pipeline Company for transportation fees	310	255
Valero Energy Corporation
Accounts payable due to Valero Refining Company for gas imbalance settlements	331	361
Accounts payable due to Valero Refining and Marketing Company for gas imbalance settlements	1,064	91
Accounts payable due to Valero Refining and Marketing Company for processing fees	890	—
	$12,563	$9,470

4. Sales and Processing Agreements

The Partnership has entered into various sales agreements with terms up to three years whereby the customer has agreed to purchase certain base quantities of the Partnership’s products at contractual prices based on market price indexes. In addition, one contract requires the Partnership to pay an access fee of $90,000 per year and transportation fees to pipeline companies for delivery of product to the customer. These costs are included in plant operating expenses in the statements of operations.

The Partnership entered into processing fee agreements with certain refinery off gas suppliers. Under these agreements, the Partnership pays a processing fee equal to 25% of monthly profits derived from products extracted from off gas received, if any, as defined. In May 2003, under terms of the agreements, the Partnership notified the suppliers that it would terminate the processing agreements in six months. Since their termination, the agreements have been extended on a month-to-month basis pending renegotiation.

5. Commitments and Contingencies

In the normal course of business, the Partnership may become party to certain lawsuits and administrative proceedings before various courts and governmental agencies involving, for example, contractual matters and environmental issues. While the outcome of these items cannot be predicted with certainty, based on information known to date, management does not expect the ultimate resolution of any matters will have a material adverse effect on the Partnership’s financial statements.

Management is not aware of any contingency that could have a material adverse effect on the Partnership’s financial position, results of operations or cash flows as of December 31, 2004.

(b) Financial Statements of Businesses Acquired – Javelina Company unaudited financial statements

The unaudited financial statements of Javelina Company as of September 30, 2005, and December 31, 2004, and for the nine months ended September 30, 2005 and 2004, are below.

Javelina Company

Financial Statements

As of September 30, 2005 and December 31, 2004

And

For the Nine Months Ended September 30, 2005 and 2004

(Unaudited)

Javelina Company

Balance Sheets

September 30, 2005 and December 31, 2004 (Unaudited)

(in thousands of dollars)	September 30, 2005	December 31, 2004

Assets
Current assets
Cash and cash equivalents	$19,733	$20,435
Accounts receivable, net
Trade	28,013	30,778
Affiliates	20,653	3,281
Product inventory	—	941
Materials and supplies inventory	1,962	1,959
Prepaid expense	56	15
Total current assets	70,417	57,409

Property, plant and equipment, at cost
Land	4,203	4,203
Liquids extraction plant	200,477	199,425
Accumulated depreciation	(131,959)	(125,347)
Total property, plant and equipment, net	72,721	78,281

Total assets	$143,138	$135,690

Liabilities and Partners’ Capital
Current liabilities
Accounts payable
Trade	$17,105	$12,681
Affiliates	17,792	12,563
Ad valorem taxes payable	1,144	1,445
Accrued expenses	1,135	1,257
Total current liabilities	37,176	27,946

Commitments and contingencies

Partners’ capital	105,962	107,744

Total liabilities and partners’ capital	$143,138	$135,690

The accompanying notes are an integral part of these financial statements.

Javelina Company

Statements of Operations

Nine Months Ended September 30, 2005 and 2004 (Unaudited)

(in thousands of dollars)	September 30, 2005	September 30, 2004

Operating revenue
Product revenue	$206,233	$201,635
Other revenue
Interest income and other	286	69
	206,519	201,704

Operating Expenses
Cost of product	138,435	127,597
Plant operating expenses	41,211	46,481
General and administrative	107	191
Depreciation	6,612	6,513
Ad valorem taxes	1,136	1,084
	187,501	181,866

Net income	$19,018	$19,838

The accompanying notes are an integral part of these financial statements.

Javelina Company

Statements of Partners’ Capital

For the Nine Months Ended September 30, 2005 (Unaudited)

(in thousands of dollars)	El Paso Field Operations Company (40%)	K-M Javelina, L.P. (40%)	Valero Javelina, L.P. (20%)	Total

Balances at January 1, 2005	$43,097	$43,097	$21,550	$107,744

Net income	7,607	7,607	3,804	19,018
Distributions	(8,320)	(8,320)	(4,160)	(20,800)

Balances at September 30, 2005	$42,384	$42,384	$21,194	$105,962

The accompanying notes are an integral part of these financial statements.

Javelina Company

Statements of Cash Flows

Nine Months Ended September 30, 2005 and 2004 (Unaudited)

(in thousands of dollars)	September 30, 2005	September 30, 2004

Cash flows from operating activities
Net income	$19,018	$19,838
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	6,612	6,513
Changes in operating assets and liabilities
Accounts receivable	(14,607)	(15,559)
Product inventory	941	—
Materials and supplies inventory	(3)	(3)
Prepaid expense	(41)	(27)
Accounts payable	9,379	3,199
Ad valorem taxes payable	(301)	(408)
Accrued expenses	(122)	2
Net cash provided by operating activities	20,876	13,555

Cash flows from investing activities
Purchases of property, plant and equipment	(778)	(108)
Net cash used in investing activities	(778)	(108)

Cash flows from financing activities
Distributions to partners	(20,800)	(8,500)
Net cash used in financing activities	(20,800)	(8,500)

Change in cash and cash equivalents	(702)	4,947
Cash and cash equivalents at beginning of period	20,435	8,037

Cash and cash equivalents at end of period	$19,733	$12,984

Noncash transactions:
Purchase of property, plant and equipment for accounts payable	$274	$152

The accompanying notes are an integral part of these financial statements.

1. Organization and Nature of Business

Javelina Company (the Partnership) was organized on November 4, 1988 as a Texas general partnership under a Partnership Agreement with a minimum term of 25 years for the purposes of acquiring, planning, designing, engineering, constructing, owning and operating a refinery off-gas processing plant located in the Corpus Christi, Texas area. The Partnership is owned 40 percent by El Paso Field Operations Company (El Paso Field, a wholly owned indirect subsidiary of El Paso Corporation); 40 percent by K-M Javelina, L.P. (Kerr-McGee, a wholly owned subsidiary of Kerr-McGee Corporation); and 20 percent by Valero Javelina, L.P. (Valero, a wholly owned subsidiary of Valero Energy Corporation).

On September 16, 2005, each partner signed separate agreements for the sale of all of their respective interests in the Partnership to MarkWest Energy Partners, L.P. In conjunction with the sale, El Paso Field transferred and assigned its ownership interests in July 2005 to Javelina Holding Company, L.P., a wholly owned indirect subsidiary of El Paso Corporation. The sales were completed on November 1, 2005.

2. Significant Accounting Policies

Basis of Presentation

The Partnership’s financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America. The financial statements as of September 30, 2005 and for the nine months ended September 30, 2004 and 2005 are unaudited. The balance sheet as of December 31, 2004 was derived from the balance sheet included in the Partnership’s 2004 financial statements. In management’s opinion, all adjustments necessary to fairly present interim results have been made and are of a normal and recurring nature; however, interim period results may not be indicative of the results of operation for the entire year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures in these financial statements. Actual results can, and often do, differ from the estimates and assumptions used.

Cash and Cash Equivalents

Short-term investments with little risk of changes in value because of changes in interest rates and purchased with original maturity of less than three months are considered to be cash equivalents.

Accounts Receivable

Allowances for doubtful accounts are established using the specific identification method. Accounts receivable - trade as of December 31, 2004 is reported in the balance sheets net of allowance for doubtful accounts of $292,500. Accounts receivable - trade includes $27,916,000 and $24,486,000 of unbilled receivables as of September 30, 2005 and December 31, 2004, all of which were billed after period end. Accounts receivable - affiliates includes $20,653,000 and $3,281,000 of unbilled receivables as of September 30, 2005 and December 31, 2004, all of which were billed after period end.

Gas Imbalances

Gas imbalances result from over or under delivery of gas under various processing and sales agreements. Gas imbalances are settled with delivery or receipt of makeup gas or by cash in accordance with contractual terms. Gas imbalances are valued at the Partnership’s current month average purchase cost of gas and may be impacted by changes in natural gas prices. All gas imbalances were settled as of September 30, 2005. As of December 31, 2004, accounts payable - trade included $33,000 of gas imbalances payable and accounts payable - affiliates included $1,395,000 of gas imbalances payable.

Inventories

The Partnership accounts for product inventory on a first-in, first-out basis and materials and supplies inventories at average cost. Both inventories are valued at the lower of average cost or market.

Property, Plant and Equipment

Property, plant and equipment is recorded at cost and includes management fees paid on capital acquisition costs under the operating agreement (see Note 3). Expenditures that increase the capacity or operating efficiency or extend the useful life of an asset are capitalized. Depreciation is provided on a straight-line basis over lives ranging from 10 to 23 years. Assets retired, sold, or disposed are recorded by eliminating the related cost and accumulated depreciation with any resulting gain or loss reflected in income.

Impairment and Disposal of Long-lived Assets

The Partnership evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the projected undiscounted future cash flows from the use and eventual disposition of the asset is less than the asset’s carrying amount, the asset is written down to its fair value and an impairment loss is recorded in the statement of operations.

Fair Value of Financial Instruments

The estimated fair values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their carrying amounts due to the short-term maturity of these instruments.

Revenue Recognition

The Partnership recognizes revenue for the sale of products in the period of delivery. Prior to September 1, 2005, under terms of a hydrogen sales contract, as consideration for hydrogen supplied to the customer, the customer was required to deliver natural gas containing 130% of the British Thermal Units contained in the hydrogen supplied to the customer. Such exchanges of product were treated as non-monetary exchanges in accordance with Accounting Principles Board (APB) Opinion No. 29, Accounting for Nonmonetary Transactions, and accordingly, no sales or purchases of product are reflected in the statements of operations for these transactions. The values of these exchanges were $16.2 million and $20.4 million for the nine months ended September 30, 2005 and 2004. Under terms of the new hydrogen sales contract effective September 1, 2005, the customer pays cash for hydrogen supplied based on a market price. Such sales, which totaled $3.5 million, are reported as product revenue in the period of delivery.

Repair and Maintenance Costs

The cost of most planned major repair and maintenance activity is accrued and charged to expense in a systematic and rational manner over the estimated period extending to the next planned major maintenance activity. Other repair and maintenance costs are charged to expense as incurred.

Federal Income Taxes

Javelina Company is organized as a partnership and is therefore, not subject to taxation for federal or state income tax purposes. The taxable income or loss resulting from the Partnership’s operations will ultimately be included in the federal and state tax returns of the individual partners. Accordingly, no provision for income taxes has been recorded in the accompanying financial statements.

Income Allocation and Distributions

Under the terms of the Partnership Agreement, all income, gains, losses, deductions, credits and distributions of excess cash are allocated to the partners based on their ownership interest in the Partnership. Distributions are determined by the Management Committee. During the nine months ended September 30, 2005 and 2004, the Partnership declared and paid cash distributions of $20.8 million and $8.5 million.

New Accounting Pronouncement Not Yet Adopted

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets an amendment Of APB Opinion No. 29, which amended APB Opinion No. 29 by revising, adding or deleting certain language to eliminate the exception for recording nonmonetary exchanges of similar productive assets based on the recorded amount of the assets relinquished and replace it with a general exception for exchanges of nonmonetary assets that do not have a commercial substance. The statement is effective for fiscal periods beginning after June 15, 2005. The Partnership does not anticipate the adoption of the pronouncement will have any effect on the financial position, results of operations or cash flows of the Partnership.

In September 2005, the Financial Accounting Standards Board ratified EITF 04-13:  Accounting for Purchases and Sales of Inventory with the Same Counterparty. The EITF addresses whether the purchases and sales of inventory with the same counterparty should be treated as a single nonmonetary inventory transaction within the scope of APB Opinion No. 29 and whether these exchanges should be recognized at fair value. EITF 04-13 is to be applied prospectively to transactions completed in reporting periods beginning after March 15, 2006. The Partnership will adopt this pronouncement in the second quarter of 2006 and is currently evaluating its impact on the financial statements.

3. Transactions With Affiliates

Transactions with partners are governed under the terms and conditions of the Partnership Agreement.

The Partnership has an operating agreement with El Paso Field. Under the agreement, El Paso Field, acting as project manager, generally pays costs and expenses incurred by the Partnership. El Paso Field is reimbursed 100 percent for all such costs and expenses and, in addition, receives a management fee equal to 15 percent of qualifying operating expenses and up to 10 percent of plant and equipment expenditures.

Under the terms of processing agreements existing prior to September 1, 2005 with Valero Refining Company and Valero Refining and Marketing Company (Valero Refining), wholly owned subsidiaries of Valero Energy Corporation, the Partnership paid processing fees equal to 25% of monthly profits as defined by the agreement, if any, derived from products extracted from off gas received from Valero Refining. Under the terms of new processing agreements effective September 1, 2005, the Partnership pays a percentage of proceeds from the sale of products extracted from off gas received from Valero Refining, and Valero Refining is responsible for bearing the costs of plant fuel, shrinkage and electricity.

Under the terms of a transportation agreement with Javelina Pipeline Company, a partnership owned by El Paso Field, Kerr McGee and Valero, Javelina Pipeline Company receives, transports and redelivers all or part of the Partnership’s gas for a contractual price.

During 1989, the Partnership entered into a 25-year surface rental agreement with El Paso Merchant Energy-Petroleum Company, a wholly owned indirect subsidiary of El Paso Corporation. The remaining aggregate minimum lease payments under the long-term operating lease are $77,880 per year for 2005 to 2008 and $81,000 per year thereafter until the agreement ends in December 2013. In conjunction with the sale of the Partnership, El Paso Merchant Energy-Petroleum Company assigned this agreement in July 2005 to Javelina Land Company, L.L.C., a wholly owned indirect subsidiary of El Paso Corporation.

During October 2004, El Paso NGL Marketing Company, L.P., a wholly owned indirect subsidiary of El Paso Corporation, assigned the sales contract between the Partnership and El Paso NGL Marketing Company, L.P. to a third party not affiliated with the Partnership.

The following table summarizes balances due from or to affiliates as of September 30, 2005 and December 31, 2004 and transactions with affiliates for the nine months ended September 30, 2005 and 2004 related to these agreements and other sales of product or purchases of gas from affiliates.

(in thousands of dollars)	For the nine months ended September 30, 2005	For the nine months ended September 30, 2004
Product revenue:
El Paso Corporation
Sales to El Paso NGL Marketing Company, L.P., a wholly owned indirect subsidiary of El Paso Corporation	$—	$42,494
Valero Energy Corporation
Sales to Valero Refining Company	46,452	25,096
	$46,452	$67,590

Cost of product:
El Paso Corporation
Gas purchases from El Paso Industrial Energy, a wholly owned indirect subsidiary of El Paso Corporation	$89,731	$50,936
Valero Energy Corporation
Purchase of product from Valero Refining Company	5,616	—
Purchase of product from Valero Refining and Marketing Company	10,686	—
Gas imbalance settlements to Valero Refining Company	777	2,284

Gas imbalance settlements to Valero Refining and Marketing Company	17,654	5,304
	$124,464	$58,524

Plant operating expenses:
El Paso Corporation
Management fees to El Paso Field on qualifying expenses	$1,150	$1,009
Transportation fees to Javelina Pipeline Company	1,048	1,406
Surface rentals to El Paso Merchant Energy-Petroleum Company	58	58
Valero Energy Corporation
Processing fees to Valero Refining Company	1,029	710
Processing fees to Valero Refining and Marketing Company	2,546	1,879
	$5,831	$5,062

Property, plant and equipment:
Capitalized management fees to El Paso Field on plant and equipment expenditures	$45	$37

	As of September 30, 2005	As of December 31, 2004

Accounts receivable - affiliates:
Valero Energy Corporation
Accounts receivable due from Valero Refining Company	$20,653	$3,281

Accounts payable - affiliates:
El Paso Corporation
Accounts payable due to El Paso Industrial Energy for gas purchases	$2,396	$5,394
Accounts payable due to El Paso Field for reimbursable items and management fees	4,543	4,574
Accounts payable due to Javelina Pipeline Company for transportation fees	121	310
Valero Energy Corporation
Accounts payable due to Valero Refining and Marketing Company for net payable due under percent of proceeds contract	10,393	—
Accounts payable due to Valero Refining Company for gas imbalance settlements	—	331
Accounts payable due to Valero Refining and Marketing Company for gas imbalance settlements	—	1,064
Accounts payable due to Valero Refining and Marketing Company for processing fees	339	890
	$17,792	$12,563

4. Sales and Processing Agreements

The Partnership has entered into various sales agreements with terms up to three years whereby the customer has agreed to purchase certain base quantities of the Partnership’s products at contractual prices based on market price indexes. In addition, one contract requires the Partnership to pay an access fee of $90,000 per year and transportation fees to pipeline companies for delivery of product to the customer. These costs are included in plant operating expenses in the statements of operations.

The Partnership entered into processing fee agreements with certain refinery off gas suppliers. Under these agreements, the Partnership paid a processing fee equal to 25% of monthly profits as defined, if any, derived from products extracted from off gas received from the supplier. In May 2003, under terms of the agreements, the Partnership notified the suppliers that it would terminate the processing agreements in six months. After their termination, the agreements were extended on a month-to-month basis. Effective September 1, 2005, certain agreements have been renegotiated, while others are under short-term arrangements. Under the revised terms, the Partnership pays its suppliers a percentage of proceeds from the sale of products extracted from off gas received from the supplier, and the suppliers are responsible for bearing the costs of plant fuel, shrinkage and electricity.

5. Commitments and Contingencies

In the normal course of business, the Partnership may become party to certain lawsuits and administrative proceedings before various courts and governmental agencies involving, for example, contractual matters and environmental issues. While the outcome of these items cannot be predicted with certainty, based on information known to date, management does not expect the ultimate resolution of any matters will have a material adverse effect on the Partnership’s financial statements.

(c)  Pro Forma Financial Information

The unaudited pro forma financial statements as of and for the nine months ended September 30, 2005, and for the year ended December 31, 2004 are below.

On November 1, 2005, MarkWest Energy acquired The Javelina Company (“Javelina acquisition”) for $355.0 million, plus $35.9 million for net working capital. We also incurred $10.4 million of debt issuance costs, of which $5.4 million was paid in cash and $5.0 million was drawn on the credit facility. We drew $462.0 million on our credit facility to finance the Javelina acquisition, and simultaneously paid $75.5 million, for a net draw of $386.5 million. The final determination of the working capital amount and allocation of the purchase price has not been completed. The accompanying information reflects management’s best estimates.

The unaudited pro forma consolidated balance sheet was prepared as though the transaction had occurred on September 30, 2005, and includes the following transactions:

•      The Javelina acquisition; and

•      Our net borrowings under our credit facility to finance the Javelina acquisition.

The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2005, includes the following transactions as if they had occurred as of January 1, 2005:

•      The Javelina acquisition;

•      Our net borrowings under our credit facility to finance the Javelina acquisition;

•      The Starfish acquisition, which closed March 31, 2005, for consideration of $41.6 million, plus $100,000 in estimated transaction cost (relative to the Starfish acquisition, MarkWest Hydrocarbon filed a Current Report on Form 8-K for Item 2.01, Completion of Acquisition of Assets, on April 6, 2005; and

•      Our $40.0 million draw on our credit facility to partially finance the Starfish acquisition.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2004, includes the following transactions as if they had occurred as of January 1, 2004:

•      The Javelina acquisition;

•      Our net draw on our credit facility to finance the Javelina acquisition;

•      The East Texas acquisition, which closed July 30, 2004, for consideration of $240.3 million, plus $0.4 million in estimated transaction costs;

•      Our $200.8 million draw on our credit facility to partially finance the East Texas acquisition;

•      Our private placement of 1,304,438 common units on July 30, 2004, and a capital contribution from our general partner to maintain its 2% general partner interest, the net proceeds from which were used to partially finance the East Texas acquisition;

•      Our public offering of 1,172,944 common units on January 13, 2004 at $39.90 per common unit, and a capital contribution from our general partner to maintain its 2% general partner interest, the net proceeds from which were used to repay indebtedness incurred in connection with the American Central Western Oklahoma and Michigan Crude Pipeline acquisitions;

•      Our public offering of 2,323,609 common units on September 21, 2004, at a public offering price of $43.41 per common unit and a capital contribution from our general partner to maintain its 2% general partner interest, the net proceeds of which were used to repay indebtedness incurred in connection with the American Central East Texas System acquisition.

We present adjustments for these transactions in the notes to the unaudited pro forma financial statements. You should read the unaudited pro forma financial statements and accompanying notes along with the historical financial statements included in MarkWest Hydrocarbon’s previous filings with the U.S. Securities and Exchange Commission and the audited Javelina Company financial statements included above.

The information presented under the headings “Javelina Company” and “Javelina Pipeline Company” in the pro forma financial statements reflects the financial position and results of operations of Javelina Company and Javelina Pipeline Company as of and for the nine months ended September 30, 2005 and for the year ended December 31, 2004. No separate information for Javelina Land Company, L.L.C. has been presented as the amounts are immaterial. In addition to property, plant and equipment, the acquisition of equity interests resulted in the assumption of certain current assets and liabilities of the companies as of November 1, 2005.

The information presented under the heading “Starfish” reflects the results of operations of Starfish Pipeline Company, LLC for the three months ended March 31, 2005 and for the year ended December 31, 2004. Our historical consolidated statement of operations for the nine months ended September 30, 2005, includes our Starfish acquisition from April 1, 2005, through September 30, 2005. Accordingly, the separate Starfish information reflects only the three months ended March 31, 2005, and the year ended December 31, 2004, that are not already included in MarkWest Hydrocarbon’s results.

The information presented under the heading “East Texas” reflects the results of operations of American Central Eastern Texas Gas Company, L.P. for the seven months ended July 31, 2004. Our historical consolidated statement of operations for the year ended December 31, 2004, includes our Eastern Texas acquisition from August 1, 2004, through December 31, 2004. Accordingly, the separate East Texas information reflects only the seven months ended July 31, 2004, that are not already in included in MarkWest Hydrocarbon’s results.

In the case of the Starfish and East Texas acquisitions, there were no material items other than working capital that we excluded from the acquisitions and, accordingly, we have not further adjusted the historical results of operations for Starfish or East Texas. Our historical statements of operations present the effects of our $2.3 million Hobbs Lateral acquisition in April 2004, since the date of acquisition. This acquisition did not meet the applicable materiality thresholds that would require inclusion in these unaudited pro forma statements of operations.

The pro forma statements of operations were derived by adjusting the historical financial statements of MarkWest Hydrocarbon. The adjustments are based on currently available information. The actual adjustments, therefore, may differ from the pro forma adjustments. We believe, however, that the adjustments provide a reasonable basis for presenting the significant effects of the transactions described above. The unaudited pro forma financial statements do not purport to present our results of operations had the acquisitions or the other transactions actually been completed as of the dates indicated. Moreover, the statements do not project our financial position or results of operations for any future date or period.

MARKWEST HYDROCARBON, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2005

(in thousands)

	MarkWest Hydrocarbon, Inc.	Javelina Company	Javelina Pipeline Company	Pro Forma Adjustments (A)	Pro Forma As Adjusted
ASSETS
Current Assets
Cash and cash equivalents	$2,158	$19,733	$489	$(13,827)	$8,553
Restricted cash	15,000	—	—	—	15,000
Marketable securities	15,307	—	—	—	15,307
Receivables	75,134	48,666	121	—	123,921
Inventories	26,280	1,962	—	—	28,242
Prepaid replacement natural gas	6,814	—	—	—	6,814
Deferred income taxes	—	—	—	—	—
Other Assets	10,112	56	—	—	10,168
Total Current Assets	150,805	70,417	610	(13,827)	208,005
Property, plant and equipment	391,982	204,680	8,593	(50,413)	554,842
Less: Accumulated depreciation	(73,219)	(131,959)	(5,451)	137,410	(73,219)
Total property, plant and equipment, net	318,763	72,721	3,142	86,997	481,623
Other Assets:
Investment in Starfish	39,805	—	—	—	39,805
Intangible assets	155,713	—	—	192,140	347,853
Deferred financing costs	17,095	—	—	10,025	27,120
Deferred contract cost	2,938	—	—	—	2,938
Investment in and advances to other equity investee	203	—	—	—	203
notes receivable from related parties	154	—	—		154
Total Other Assets	215,908	—	—	202,165	418,073
Total Assets	$685,476	$143,138	$3,752	$275,335	$1,107,701

LIABILITIES & STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$60,866	$34,897	$62	$—	$95,825
Accrued Liabilities	43,779	2,279	—	(1,144)	44,914
Fair vallue of derivative instruments	441	—	—	—	441
Deferred income taxes	77	—	—	—	77
Asset retirement obligation	291	—	—		291
Total Current Liabilities	105,454	37,176	62	(1,144)	141,548

Deferred income taxes	3,358	—	—	—	3,358
Senior Notes	225,000	—	—	—	225,000
Long-term Debt	85,500	—	—	386,500	472,000
Other long-term liabilities	10,357	—	—	—	10,357
Non-controlling interest in consolidated subsidiary	212,979	—	—	—	212,979

Stockholders’ Equity:
Common stock	108	—	—	—	108
Additional paid-in capital	50,044	—	—	—	50,044
Deferred compensation	(79)	—	—	—	(79)
Accumulated deficit	(7,381)	105,962	3,690	(109,652)
	—	—	—	(369)	(7,750)
Accumulated other comprehensive income	592	—	—	—	592
Treasury stock	(456)	—	—	—	(456)
Total stockholders’ equity	42,828	105,962	3,690	(110,021)	42,459
Total Liabilities and stockholders’ equity	$685,476	$143,138	$3,752	$275,335	$1,107,701

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

MARKWEST HYDROCARBON, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2005

(in thousands, except per share data)

	MarkWest Hydrocarbon, Inc.	Starfish	Javelina Company	Javelina Pipeline Company	Pro Forma Adjustments		Pro Forma As Adjusted

Revenues	$450,018	$—	$206,233	$1,048	$—		$657,299

Operating expenses:
Purchased product costs	362,929	—	138,435	—	—		501,364
Facility expenses	32,327	—	41,211	—	—		73,538
Selling, general and administrative expenses	25,140	—	1,243	65	—		26,448
Depreciation	14,761	—	6,612	291	(861	)(B)	20,803
Amortization of intangible assets	6,288	—	—	—	5,764	(C)	12,052
Accretion of asset retirement and lease obligations	137	—	—	—			137
Total operating expenses	441,582	—	187,501	356	4,903		634,342

Income from operations	8,436	—	18,732	692	(4,903)		22,957

Other income (expense):
Earnings (loss) from unconsolidated affiliates	(9)	976	—	—	(72	)(D)	895
Interest income	841	—	286	18	—		1,145
Interest expense	(13,273)	—	—	—	(21,741	)(E)
					(750	)(F)	(35,764)
Amortization of deferred financing costs	(1,651)	—	—	—	(4,470	)(G)	(6,121)
Dividend income	289	—	—	—	—		289
Other income	300	—	—	—	—		300
Income (loss) before non-controlling interest in net income of consolidated subsidiary and income taxes	(5,067)	976	19,018	710	(31,936)		(16,299)

Provision for income taxes:
Current	—	—	—	—	—		—
Deferred	2,900	—	—	—	1,323	(H)	4,223
Income tax benefit	2,900	—	—	—	1,323		4,223

Non-controlling interest in net income of consolidated subsidiary	(3,591)	—	—	—	(7,283	)(I)	(10,874)

Net income (loss)	$(5,758)	$976	$19,018	$710	$(37,896)		$(22,950)

Net loss per limited partner unit:
Basic	$(0.53)						$(2.13)
Diluted	$(0.53)						$(2.13)

Weighted average units outstanding
Basic	10,780						10,780
Diluted	10,780						10,780

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

MARKWEST HYDROCARBON, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2004

(in thousands, except per share data)

	MarkWest HydroCarbon, Inc.	East Texas	Javelina Company	Javelina Pipeline Company	Pro Forma Adjustments		Pro Forma As Adjusted

Revenues	$460,113	$20,678	$284,049	$1,852	$—		$766,692

Operating expenses:
Purchased product costs	363,261	3,018	171,913	—	—		538,192
Facility expenses	28,580	3,779	68,237	78	—		100,674
Selling, general and administrative	28,132	295	484	—	—		28,911
Depreciation	16,895	1,933	8,692	389	(873	)(J)	27,036
Amortization of intangibles	3,640	—	—	—	12,509	(K)	16,149
Accretion of asset retirement obligation	15	—	—	—	—		15
Impairment	130	—	—	—	—		130
Management Fees		1,676	—	—	—		1,676
Total operating expenses	440,653	10,701	249,326	467	11,636		712,783

Income from operations	19,460	9,977	34,723	1,385	(11,636)		53,909

Other income (expense):
Interest income	647	—	142	36	—		825
Interest expense	(9,383)	(1,079)	—	—	(2,221	)(L)	(33,006)
					(3,000	)(M)
					(17,323	)(N)
Amortization of deferred financing costs	(5,281)	—	—	—	(3,907	)(O)	(9,188)
Earnings in unconsolidated subsidiaries		—	—	—	3,828	(P)	3,542
					(286	)(Q)
Dividend income	259	—	—	—	—		259
Miscellaneous income (expense)	788	(137)	—	—	—		651
Income before non-controlling interest in net income of consolidated subsidiary and income taxes	6,490	8,761	34,865	1,421	(34,545)		16,992

Provision for income taxes:
Current	(20)	—	—	—	—		(20)
Deferred	(58)	—	—	—	(935	)(R)	(993)
Income tax expense	(78)	—	—	—	(935)		(1,013)

Non-controlling interest in net income of consolidated subsidiary	(7,315)	—	—	—	(7,712	)(S)	(15,027)

Net income (loss)	$(903)	$8,761	$34,865	$1,421	$(43,192)		$952

Net income (loss) per limited partner unit:
Basic	$(0.08)						$0.09
Diluted	$(0.08)						$0.09

Weighted average units outstanding
Basic	10,686						10,686
Diluted	10,686						10,740

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

MARKWEST HYDROCARBON, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Adjustments

Unaudited Pro Forma Condensed Consolidated Balance Sheet:

(A)          Reflects the acquisition and related financing (cash consideration and direct acquisition costs were financed by borrowings under our new credit facility discussed below) of the equity interests in Javelina Company, Javelina Pipeline Company and Javelina Land Company, L.L.C.  The consideration paid, the purchase price allocation and funding source, as though the transaction occurred on September 30, 2005, are as follows:

September 30, 2005
Funding sources:
Cash	$13,827
Credit facility	386,500
Total	$400,327

Funding uses:
Preliminary allocation of acquisition costs:
Cash	$20,222
Accounts receivable	48,787
Inventory	1,962
Other current assets	56
Property, plant and equipment	162,860
Intangible assets	192,140
Accounts payable	(34,959)
Accrued liabilities (excluding $1.1 million not acquired)	(1,135)
389,933
Other:
Debt issuance costs, capitalized	10,025
Debt issuance costs, expensed	369
10,394
Total	$400,327

The acquisition was accounted for as a purchase in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations.  The purchase price allocation was based on the estimated fair values of the assets acquired, including the fair values of identifiable intangible assets as of November 1, 2005, the date that the acquisition was consummated.  The pro forma allocation of purchase price is preliminary and subject to audit.  Adjustments could result from revisions to the purchase price, as provided in the Asset and Sale Agreements, working capital adjustments, and the allocation of the $355.0 million between property, plant and equipment and intangible assets based on valuations to be provided by an independent third party.

Unaudited Pro Forma Condensed Consolidated Statements of Operations:

(B)           The pro forma adjustment to Javelina depreciation expense for the nine months ended September 30, 2005 (in thousands):

Historical depreciation expense	$(6,903)
Pro forma depreciation expense (1)	6,042
Pro forma adjustment to depreciation expense	$(861)

(1)           Pro forma depreciation is based on the following lives:  Buildings (40 years), Pipeline and plant equipment (20 years), Other (3 years).

(C)           Amortization of identifiable intangible assets, customer contracts, of $192.1 million for the nine months ended September 30,

2005, over the estimated useful life of twenty-five years.

(D)          Depreciation of the excess Starfish purchase price over net book value of $4.9 million for the three months from January 1, 2005, to the Starfish acquisition date, over the estimated useful life of seventeen years.

(E)           Interest expense on the debt associated with the Javelina acquisition of $386.5 million for the nine months ended September 30, 2005, at a weighted average interest rate of 7.50%.  The effect of a 0.125% variance in annual interest rates under the MarkWest Energy Credit Facility on pro forma interest expense would have been approximately $0.4 million.

(F)           Interest expense on the incremental debt associated with the Starfish acquisition of $40.0 million for the three months from January 1, 2005, to the Starfish acquisition date, at a weighted average interest rate of 7.50%.  The effect of a 0.125% variance in annual interest rates under the MarkWest Energy Credit Facility on pro forma interest expense would have been approximately $12,500.

(G)           Deferred financing costs of $10.0 million amortized for the nine months ended September 30, 2005, based upon the term of the debt facility, October 2006, and debt issuance costs expensed of $0.4 million.

(H)          Incremental income tax benefit for nine months ended September 30, 2005, from the acquisitions and debt, as follows (in thousands):

	Starfish	Javelina Company	Javelina Pipeline	Pro Forma Adjustments	Total
Income (loss) before non-controlling interest in net income of consolidated subsidiary and income taxes	$976	$19,018	$710	$(31,936)	$(11,232)
Non-controlling interest in net income of consolidated subsidiary	(633)	(12,332)	(460)	20,708	7,283

	343	6,686	250	(11,228)	(3,949)
Effective tax rate	33.5%	33.5%	33.5%	33.5%	33.5%
Deferred income tax benefit (expense)	$(115)	$(2,240)	$(84)	$3,762	$1,323

(I)            Non-controlling interest in net income of consolidated subsidiary for nine months ended September 30, 2005, from the acquisitions and debt, as follows (in thousands):

	Starfish	Javelina Company	Javelina Pipeline	Pro Forma Adjustments	Total
Income (loss) before non-controlling interest in net income of consolidated subsidiary and income taxes	$976	$19,018	$710	$(31,936)	$(11,232)
Weighted average allocation of net income (loss)	64.8%	64.8%	64.8%	64.8%	64.8%
Non-controlling interest in net income of consolidated subsidiary	$633	$12,332	$460	$(20,708)	$(7,283)

(J)            Pro forma adjustment to depreciation expense for East Texas, seven months, and Javelina, twelve months, for the year ended December 31, 2004 (in thousands):

	East Texas	Javelina	Total

Historical depreciation expense	$(1,933)	$(9,081)	$(11,014)
Pro forma depreciation expense (1)	2,085	8,056	10,141
Pro forma adjustment to depreciation expense	$152	$(1,025)	$(873)

(1)   Pro forma depreciation is based on the following lives:  Buildings (40 years), Pipeline and plant equipment (20 years), Other (3 years).

(K)          Amortization of the Javelina identifiable intangible assets of $192.1 million, $7.7 million of expense for twelve months, and the East Texas identifiable assets of $165.4 million, $4.8 million of expense for seven months, totaling $12.5 million.

(L)           The pro forma adjustment to East Texas interest expense (in thousands):

Seven Months Ended July 31, 2004

East Texas pre-acquisition interest expense	$1,079
Partnership new bank debt ($200.8 million in additional principal) at assumed rates of 3.65%, (1)	(4,233)
Amortization of deferred financing costs	(1,744)
Reduced interest expense due to payment of credit facility (2)	2,677
Pro forma increase to interest expense	$(2,221)

(1)       MarkWest Energy incurred bank debt of $200.8 million in connection with the Eastern Texas acquisition.  The assumed rate of 3.65% for the period ended July 31, 2004 reflects the weighted average interest rates for that period.

(2)       The interest expense adjustment reflects the use of the $97.7 million proceeds from our public offering of common units in September 2004 to repay our existing credit facility.

(M)         Twelve months of interest expense related to the $40 million draw under the credit facility to finance the Starfish acquisition at a weighted average estimated 7.5% interest rate.  The effect of a 0.125% variance in annual interest rates under the MarkWest Energy Credit Facility on pro forma interest expense would have been approximately $50,000.

(N)          Interest expense on the incremental debt associated with the Javelina acquisition of $386.5 million for the year ended December 31, 2004, at a weighted average interest rate of 4.48%.  The effect of a 0.125% variance in annual interest rates under the MarkWest Energy Credit Facility on pro forma interest expense would have been approximately $0.5 million.

(O)          Deferred financing costs of $10.0 million amortized for the year ended December 31, 2004, based on the term of the debt facility,

October 2006, and debt issuance costs expensed of $0.4 million.

(P)           Adjustment to record 50% equity in Starfish Pipeline LLC earnings for the year ended December 31, 2004.

(Q)          Depreciation of the incremental allocation of the Starfish purchase price of $4.9 million for the year ended December 31, 2004, over the estimated useful life of seventeen years.

(R)           Incremental income tax benefit for MarkWest Hydrocarbon from the acquisitions and debt, as follows (in thousands):

	Eastern Texas	Javelina Company	Javelina Pipeline	Pro Forma Adjustments	Total
Income (loss) before non-controlling interest in net income of consolidated subsidiary and income taxes	$8,761	$34,865	$1,421	$(34,545)	$10,502
Non-controlling interest in net income of consolidated subsidiary	(6,433)	(25,601)	(1,043)	25,365	(7,712)
	2,328	9,264	378	(9,180)	2,790
Effective tax rate	33.5%	33.5%	33.5%	33.5%	33.5%
Deferred tax benefit (expense)	$(780)	$(3,103)	$(127)	$3,075	$(935)

(S)           Non-controlling interest in net income of consolidated subsidiary from the acquisitions and debt, as follows (in thousands):

	Eastern Texas	Javelina Company	Javelina Pipeline	Pro Forma Adjustments	Total
Income (loss) before non-controlling interest in net income of consolidated subsidiary and income taxes	$8,761	$34,865	$1,421	$(34,545)	$10,502
Weighted average allocation of net income (loss)	73.4%	73.4%	73.4%	73.4%	73.4%
Non-controlling interest in net income of consolidated subsidiary	$(6,433)	$(25,601)	$(1,043)	$25,365	$(7,712)

(c)           Exhibits.

Exhibit No.	Description of Exhibit

10.1 (1)	Asset and Sale Agreement, dated as of September 16, 2005, among MarkWest Energy Partners and El Paso Corporation.

10.2 (1)	Asset and Sale Agreement, dated as of September 16, 2005, among MarkWest Energy Partners and Kerr-McGee Corporation.

10.3 (1)	Asset and Sale Agreement, dated as of September 16, 2005, among MarkWest Energy Partners and Valero Energy Corp.

10.4 (2)

Fourth Amended and Restated Credit Agreement dated as of November 1, 2005 among MarkWest Energy Operating Company, L.L.C., as Borrower, MarkWest Energy Partners, L.P., as Guarantor, Royal Bank of Canada, as Administrative Agent, J. P. Morgan Chase Bank, N.A., as Co-Syndication Agent, Fortis Capital Corp., as Co-Syndication Agent, Societe Generale, as Co-Documentation Agent, Wachovia Bank, National Association, as Co-Documentation Agent and RBC Capital Markets, as Sold Lead Arranger and Bookrunner to the $100,000,000 Revolver Facility and $400,000,000 Term Loan.

23.1*	Consent of PricewaterhouseCoopers LLP.

(1)           Incorporated by reference to the Current Report on Form 8-K filed September 21, 2005.

(2)           Incorporated by reference to the Current Report on Form 8-K filed November 8, 2005.

*              Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MARKWEST HYDROCARBON, INC.
(Registrant)

Date: January 17, 2006	By:	/s/ JAMES G. IVEY
James G. Ivey Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1 (1)	Asset and Sale Agreement, dated as of September 16, 2005, among MarkWest Energy Partners and El Paso Corporation.

10.2 (1)	Asset and Sale Agreement, dated as of September 16, 2005, among MarkWest Energy Partners and Kerr-McGee Corporation.

10.3 (1)	Asset and Sale Agreement, dated as of September 16, 2005, among MarkWest Energy Partners and Valero Energy Corp.

10.4 (2)

Fourth Amended and Restated Credit Agreement dated as of November 1, 2005 among MarkWest Energy Operating Company, L.L.C., as Borrower, MarkWest Energy Partners, L.P., as Guarantor, Royal Bank of Canada, as Administrative Agent, J. P. Morgan Chase Bank, N.A., as Co-Syndication Agent, Fortis Capital Corp., as Co-Syndication Agent, Societe Generale, as Co-Documentation Agent, Wachovia Bank, National Association, as Co-Documentation Agent and RBC Capital Markets, as Sold Lead Arranger and Bookrunner to the $100,000,000 Revolver Facility and $400,000,000 Term Loan.

23.1*	Consent of PricewaterhouseCoopers LLP.

(1)           Incorporated by reference to the Current Report on Form 8-K filed September 21, 2005.

(2)           Incorporated by reference to the Current Report on Form 8-K filed November 7, 2005.

*              Filed herewith.